CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 27, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders of Sentry Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


s/PricewaterhouseCoopers L.L.P



Milwaukee, Wisconsin
February 28, 2002